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                                                                      EXHIBIT 1b

                            CERTIFICATE OF AMENDMENT
                                       TO
                           AGREEMENT AND DECLARATION
                                       OF
                               FIRST EAGLE TRUST

          (PURSUANT TO SECTION 3810 OF THE DELAWARE BUSINESS TRUST ACT

     First Eagle Trust (hereinafter called the 'trust'), a business trust organized and existing under and by virtue of the Business Trust Act of the State of Delaware, does hereby certify:

          1. The name of the business is First Eagle Trust.

          2. Article 1 Section 1 of the Agreement and Declaration of Trust of the trust is hereby amended to read as follows:

                  SECTION 1. Name. This Trust shall be known as 'First Eagle Funds' and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

          3. The undersigned person is a trustee of the trust.

Executed on this 24th day of February, 1999.

                                                  /S/ JOHN P. ARNHOLD
                                        ........................................
                                                        TRUSTEE



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